Exhibit 99.1

AvStar Aviation Group, Inc. Announces Alliance for Additional Capacity; The Continuation of Refurbishment Program

HOUSTON, June 7, 2011 /PRNewswire/ -- AvStar Aviation Group, Inc. (AvStar) (OTCQB: AAVG) today announced that its wholly owned subsidiary, Twin Air Calypso Limited, Inc., has entered into an alliance with Aztec Worldwide Airways, Inc. that has provided an additional aircraft for our operations. This increases our available aircraft to four. This aircraft was recently returned to service after our subsidiary, Twin Air Calypso Services, Inc., completed the overhaul and installation of an engine. With operations for the five month period ending May 2011 exceeding $1,000,000.00, a 40% increase over the same period in 2010; this alliance along with the refurbishment of the fifth aircraft expected to be in service by mid-July will further increase capacity and revenue. This will pave the way for our plans to open additional locations.

"I am pleased to announce this alliance and that the refurbishment of our fifth aircraft is underway. With the return to service of these aircraft we will continue to see a dramatic increases in revenue along with allowing us to move forward with our plans to begin operations to additional destinations. I say thank you to the entire team for all their hard work in making this happen," said Clayton Gamber, CEO of AvStar Aviation Group, Inc.

Forward-Looking Statements: Certain statements contained in this release issued by AvStar Aviation Group, Inc. (the "Company") that are not historical facts are "forward-looking" statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief, or current expectations, estimates, or projections of the Company, its directors, or its officers about the Company and the industry in which it operates and are based on assumptions made by management. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When issued in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements.

Contact:
Clayton I. Gamber Jr.
President/CEO
Phone: 713-965-7582
http://www.avstarinc.com
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cgamber(at)avstarinc(dot)com
SOURCE AvStar Aviation Group, Inc